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                                                                   EXHIBIT 10.12

                          TUESDAY MORNING CORPORATION
                         Employee Stock Purchase Plan


                                   Article 1
                               Name and Purpose
                               ----------------

     1.1 Name: The name of this Plan is the "Tuesday Morning Corporation Employee Stock Purchase Plan."

     1.2 Purpose and Construction. The Company has established this Plan to encourage and facilitate the purchases of its Common Stock by eligible Employees, as an incentive to eligible Employees, so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company.


                                  Article II
                             Definitions of Terms
                             --------------------

The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings to the Plan:

     a.   Company.  Tuesday Morning Corporation.

     b.   Common Stock.  The common stock, $.01 par value, of the Company.

     c. Compensation. The total gross compensation, including salary, bonuses and commissions, of an Employee, but excluding (i) any amounts realized from the exercise of a stock option, or from the sale, exchange or other disposition of Shares acquired under this Plan or any other stock option plan or (ii) any severance pay received upon termination of employment.

     d.   Employee.  A person employed by the Employer.

     e. Fair Market Value. The closing price of Shares on the Nasdaq National Market System to purchase Shares each month based on the daily closing price of the Shares during the month.

     f. Participant. An eligible Employee who has elected to participate in the Plan.

     g. Plan. The Tuesday Morning Corporation Employee Stock Purchase Plan and all amendments and supplements to it.

     h. Plan Administrators. The Compensation Committee of the Board of Directors of the Company.
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                                  Article III
                         Eligibility and Participation
                         -----------------------------

     3.1 Initial Eligibility. An Employee who has completed 90 days of continuous employment shall be eligible to participate in purchases of Shares under the Plan on or after his completion of 90 days of employment (such period to be waived for an Employee returning from a leave of absence without pay). For purposes of determining eligibility, employment for an entity which is acquired by the Employer or whose assets are acquired by the Employer shall not be treated as employment for the Employer unless the Plan Administrators shall make a determination otherwise.

     3.2 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall participate in the Plan if:

     a.   he is a part-time employee; or

     b.   by age deemed to be a minor in the Employee's state of residence.


                                  Article IV
                             Shares to be Offered
                             --------------------

     4.1 Number of Shares. The number of Shares which the Company may offer to Participants under the Plan is not limited. Such Shares shall be purchased in open market transactions.

     4.2 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split, or recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, or otherwise, the number and class of Shares available for the Plan and the price per Share, as applicable, shall be appropriately adjusted by the Plan Administrators.

                                   Article V
                         Participation and Withdrawal
                         ----------------------------

     5.1 Election to Participate. An eligible Employee who wishes to participate in the Plan must deliver an executed Participation Agreement in the form of Exhibit A hereto ("Participation Agreement") to the Company or its designee no later than five business days prior to the first day of any month in which such Employee will participate in the Plan. In such Participation Agreement, each Employee may elect to have deductions from his Compensation at the rate of a dollar amount per payroll check or any whole percentage of his Compensation, but not in any event to exceed 10% of his Compensation. The minimum payroll deduction amount per payroll check shall be $5.00 for weekly paid employees and $10.00 for bi-weekly and semi-monthly paid employees and a contribution maximum limit of $10,000 per year. Each Participant's Participation Agreement shall remain in effect until the Participant either (a)

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ceases further contribution to his stock purchase account in accordance with
Section 5.3 of the Plan; or (b) increases or decreases his payroll deduction contribution to the Plan, by completing a Change Form (Exhibit B hereto). Any change shall be permitted only two times per calendar year as of the next issued payroll check. Such change must be given at least 10 business days prior to the next payroll period.

     5.2 Method of Payment and Stock Purchase Accounts. Payment for Shares shall be made through payroll deductions from the Participant's Compensation, such deductions to be authorized by a Participant in the Participation Agreement. A stock purchase account shall be set up on the books of the Company or its designee in the name of each Participant. The amount of all payroll deductions shall be credited to the respective stock purchase account of the Participants on such books.

     5.3 Withdrawal from the Plan. A Participant may cease future contribution to his stock purchase account, effective for the next issued payroll check, by submitting a notice to the Company or its designee no later than 10 business days prior to the issuance of such check. A Participant who has withdrawn from the Plan may not reenter the Plan for a period of at least six months from the date of withdrawal.

                                  Article VI
                              Purchase of Shares
                              ------------------

     6.1 Frequency of Purchase. Shares shall be purchased on behalf of the Plan on a monthly basis. Each Participant having funds in his stock purchase account on a purchase date shall be deemed, without any further action, to have purchased with the funds in his account (together with the matching Company contributions described in Section 6.2) the number of Shares which he has the right to purchase at the purchase price on the date on which such purchase of Shares shall be made.

     6.2 Company Contributions. The Company will match and contribute 25% of the amount contributed by the Employee to his monthly stock purchase plan account. (This contribution by the Company is taxable to the Employee when the Company contribution is made.)

     6.3 Allocation of Shares. Each Participant's stock purchase account will be allocated with the full Shares purchased for such Participant each month.

     6.4 Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, the amount in the Participant's stock purchase account shall be paid within 60 days following request thereof, to the former Employee or, in the event of his death, the person or persons to whom his rights pass by will or the law of descent and distribution including his estate during administration.

     6.5 Rights to Stock Certificates. At least quarterly, each Participant will receive a statement from the Company or its designee reflecting the number of Shares purchased for

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his account and semi-annually the Employee may request delivery of certificates for whole Shares reflected in his account. Distribution of certificates representing Shares other than on a semi-annual basis will be determined by the Plan Administrator for such hardship cases including the purchase of principal residence, educational expenses for the Employee or a family member. Certificates for Shares will be issued and delivered upon request as soon as practicable, in the name of the Participant. Partial share distributions will be made in cash.

     6.6 Vesting. Participants in the Plan shall be 100% vested in both the Company and Employee contributions for all Shares and funds allocated to the account of the Participants.

                                  Article VII
                                Administration
                                --------------

     7.1 Authority. Subject to the terms of the Plan, the Plan Administrators shall have the complete authority to interpret and construe the Plan, employ agents, attorneys, accountants or other persons for such purpose as the Plan Administrators consider necessary or desirable, and do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the purpose of the Plan.

     7.2 Determinations; Action in Good Faith. All determinations of the Plan Administrators shall be final. No member of the Plan Administrators and no designee of the Plan shall be liable for any action taken in good faith in its administration of the Plan.


                                 Article VIII
                           Amendment and Termination
                           -------------------------

     8.1 Power; Plan Administrator. Except as provided herein, the Plan Administrators shall have the sole right and power to amend the Plan at any time and from time to time.

     8.2 Termination. The Plan may be terminated at any time by the Plan Administrators. Upon termination of the Plan, any balances remaining in each Participant's stock purchase account shall be refunded to him. All full Shares acquired by the Participant will be issued in the form of a common stock certificate as soon as possible by either the Company or its designee. Partial share distributions will be made in cash.


                                  Article IX
                           Miscellaneous Provisions
                           ------------------------

     9.1 Number and Gender. The masculine, wherever used in the Plan, shall refer to either the masculine, or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     9.2 Governing Law. This Plan shall be constructed and administered in accordance

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with the laws of the State of Texas.

     9.3 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Company to terminate the employment of any employees at any time or modify any other terms of employment.

     9.4 Shareholder Rights. No Participant shall, by reason of this Plan have an interest in shares of Common Stock of the Company nor any rights of, or status as, a shareholder of the Company unless and until Shares have been allocated to the stock purchase account of a Participant.

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                                                                       Exhibit A

                            Participation Agreement



Tuesday Morning Corporation
Attn:  Mark E. Jarvis, Chief Financial Officer
14621 Inwood Road
Dallas, Texas  75244

Dear Sir:

     The undersigned agrees to participate in the Employee Stock Purchase Plan (the "Plan") of Tuesday Morning Corporation (the "Company") which affords the employees of the Company the opportunity to acquire shares of Company Common Stock and agrees to the terms and conditions contained in the Plan.

choose one of the following and initial:

     Please deduct $____________ (an even multiple of $1.00, but not less than $5.00 for weekly paid employees and $10.00 for bi-weekly and semi-monthly paid employees) from each paycheck. _________

     Please deduct _____% (an even percentage) of each paycheck.  _______

My rate of contribution to the Plan will not exceed either 10% of my compensation or $5,000 per year.

     In the event of my death or incapacity, my primary beneficiary under the Plan is ____________________________________.



                                         --------------------------------
                                         (Print Name)



----------------------                   --------------------------------
Date                                     Signature
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                                                                       Exhibit B

                                  Change Form


Tuesday Morning Corporation
Attn:  Mark E. Jarvis, Chief Financial Officer
14621 Inwood Road
Dallas, Texas  75244

Dear Sir:

     I hereby change the amount of stock purchase deductions previously authorized by me for the purchase of Company Common Stock pursuant to the Employee Stock Purchase Plan in the following manner: (check one)


               Please increase the amount of my stock purchase deductions to ______________ (insert dollar amount or percentage per paycheck), effective as of the next payroll period which is more than 10 days from the date of this notice.

               Please reduce the amount of my Stock Purchase Deductions to __________, (insert dollar amount or percentage per paycheck), effective as of the next payroll period which is more than 10 days from the date of this notice.

               Please discontinue all Stock Purchase Deductions. I understand that I may not re-enter the Employee Stock Purchase Plan for at least six months thereafter.


                                         ---------------------------------
                                         (Print Name)



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Date                                     Signature